Cane O'Neill Taylor, LLC

Michael A. Cane*          Stephen F.X. O'Neill++     Gary R. Henrie**
Michael H. Taylor+        Preston R.Brewer***        Christine S. Beaman

Telephone:  (702) 312-6255
Facsimile:  (702) 944-7100
E-mail:     telelaw@msn.com
            ---------------

2300 West Sahara Avenue
Suite 500, Box 18
Las Vegas, NV  89102




June  13,  2002

Tech-Net  Communications,  Inc.
Oceanic  Business  Centre
Suite  2000  -  1066  West  Hastings  Street
Vancouver,  BC  V6E  3X2

Re:     Tech-Net  Communications,  Inc.,  Registration  Statement  on  Form SB-2

Ladies  and  Gentlemen:

We have acted as counsel for Tech-Net Communications, Inc., a Nevada corporation (the "Company"), in connection with the preparation of the registration statement on Form SB-2 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offering of 2,536,000 shares of the Company's common stock.

In rendering the opinion set forth below, we have reviewed: (a) the Registration Statement dated June 13, 2002 and the exhibits attached thereto; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact, as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, we are of the opinion that the common stock to be sold by the selling shareholders is validly issued, fully paid and non-assessable. This opinion is based on Nevada general corporate law.


Very  truly  yours,

CANE  AND  COMPANY,  LLC


/s/ Christine S. Beaman
_____________________________
Christine S. Beaman, Esq.


        *Licensed in Nevada, California, Washington and Hawaii State Bars
                    ** Utah Bar only; *** California Bar only
  +British Columbia and Nevada Bars; ++British Columbia and Washington Bar only

Tech-Net Communications, Inc.
June 13, 2002
Page 2


We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to all references to this Firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement.

Very truly yours,

CANE AND COMPANY, LLC


/s/ Christine S. Beaman
_____________________________
Christine S. Beaman, Esq.